[FRONT]

THE SOMERSET GROUP, INC.      This proxy is solicited on behalf of the
                              Board of Directors of the Corporation
2800 First Indiana Plaza
135 North Pennsylvania Street
Indianapolis, Indiana 46204             The undersigned hereby appoints
                                        Robert H. McKinney and Sharon J.
                                        Sanford, and each of them,
                                        attorneys-in-fact and proxies,
                                        with full power of substitution,
                                        to vote as designated below all
                                        shares of The Somerset Group, Inc.
                                        (the "Corporation") which the
                                        undersigned would be entitled to
                                        vote if personally present at the
                                        Annual Meeting of Shareholders to
                                        be held on April 24, 1996, at 9:00
                                        a.m., EST, and at any adjournment
                                        thereof.

1.   ELECTION OF DIRECTORS

        FOR all nominees listed below                    WITHHOLD AUTHORITY
       (except as marked to the contrary below)    to vote for all nominees

                      Nominees for a term of three years:
               H. J. Baker, William L. Elder, and Marni McKinney

                        Nominee for a term of one year:
                           William F. McConnell, Jr.

  (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

_________________________________________________________________________


2. In their discretion, the Proxies are authorized to vote such other business as may properly come before the meeting.

                  (Continued and to be signed on other side.)
                                    [BACK]

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1.

The undersigned acknowledges receipt from The Somerset Group, Inc., prior to the execution of this proxy, of notice of the meeting, a proxy statement, and an Annual Report to Shareholders.

Please sign exactly as name appears below. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature


                                        (Signature if held jointly)

                                        Dated:                 , 1996















                                                REVOCABLE PROXY

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